Exhibit 99.1

Gentherm Reports 2021 Second Quarter Results

Automotive Revenue Significantly Outperformed Light Vehicle Production

Secured $400 Million in New Automotive Awards

Updates 2021 Guidance

NORTHVILLE, Michigan, July 29, 2021 /Global Newswire/ -- Gentherm (NASDAQ:THRM), a global market leader and developer of innovative thermal management technologies, today announced its financial results for the second quarter ending June 30, 2021.

Second Quarter Highlights

•	Product revenues of $266.0 million increased 95.5% from $136.1 million in the 2020 second quarter.
o	Excluding the impact of foreign currency translation, product revenues increased 87.3% year over year
•	GAAP diluted earnings per share was $0.74 as compared with a diluted loss per share of $0.32 for the prior-year period
•	Adjusted diluted earnings per share (see table herein) was $0.85. The prior-year quarter had an adjusted diluted loss per share of $0.30
•	Secured automotive new business awards totaling $400 million in the quarter

Phil Eyler, the Company's President and CEO, said “I am proud of the Gentherm team for consistently outperforming light vehicle production in the key markets we serve and securing another $400 million of new awards from auto makers around the world, including our first ever production award for ClimateSenseTM. Despite the headwinds in the global supply chain, we generated the highest level of quarterly cash flow from operations since 2018.”

“While supply disruptions will remain challenging in the near term, the momentum in new awards, winning coveted supplier awards from General Motors and Honda, coupled with a disciplined approach to cost management position us well to continue to deliver over the long term,” continued Eyler.

2021 Second Quarter Financial Review

Product revenues for the second quarter of 2021 increased by $129.9 million, or 95.5%, as compared with the prior-year period. Excluding the impact of foreign currency translation, product revenues increased 87.3% year over year.

Automotive revenues increased 105.1% year over year, with revenue growth in all product categories. Adjusting for foreign currency translation, organic Automotive revenues increased 96.2% year over year, primarily as a result of the negative impact of COVID-19 in the prior-year period, as well as increased volumes from new launches and higher take rates. According to IHS Markit’s mid-July report, actual light vehicle production increased by approximately 36.4% when compared with the second quarter of 2020 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Gentherm Medical revenue declined 6.6% year over year, primarily as a result of the COVID-driven higher Blanketrol® sales in the prior-year period.

See the “Revenues by Product Category” table included below for additional detail.

Gross margin rate increased to 29.8% in the current-year period, as compared with 19.6% in the prior-year period. The improvement over the prior-year period resulted from fixed cost leverage from higher unit volume, labor productivity, and favorable foreign currency translation. These were partially offset by the impact from industry-wide supply chain disruptions, annual customer price reductions, and wage inflation.

Net research and development expenses of $18.2 million in the 2021 second quarter increased $2.9 million, or 18.8% over the prior-year period, primarily due to increased project spending related to new awards and new technology investments, partially offset by higher reimbursements for design and development costs.

Selling, general and administrative expenses of $27.2 million in the 2021 second quarter increased $5.3 million, or 24.4%, versus the prior-year period. The year-over-year increase was primarily driven by the absence of temporary COVID-19 cost reduction measures that were taken by the Company in the second quarter of 2020.

Restructuring expenses of $2.1 million in the current-year period were primarily due to employee separation costs.

As described more fully in the “Reconciliation of Net Income (Loss) to Adjusted EBITDA” table included below, the Company recorded Adjusted EBITDA of $43.7 million in the 2021 second quarter compared with $0.1 million in the prior-year period, an increase of $43.6 million.

Income tax expense in the 2021 second quarter was $5.7 million, as compared with $0.2 million in the prior-year period. The effective tax rate was 18.8% in the 2021 second quarter.

GAAP diluted earnings per share for the second quarter of 2021 was $0.74 compared with a diluted loss per share of $0.32 for the prior-year period. Adjusted diluted earnings per share, excluding restructuring expenses, non-cash purchase accounting impact and other impacts (see table herein), was $0.85. Adjusted diluted loss per share in the prior-year period was $0.30.

Guidance

The Company is updating its full-year 2021 guidance that was initially provided in its year-end 2020 earnings release on March 1, 2021:

•	Product revenues between $1.11 billion and $1.17 billion, based on the current forecast of customer orders and production outlook for the balance of 2021 and current foreign exchange rates
•	Adjusted EBITDA between 17% and 18% of product revenues
•	Full-year effective tax rate between 20% and 22%
•	Capital expenditures between $50 million and $60 million

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside the U.S.). The passcode for the live call is 13721112.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on August 12, 2021. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13721112.

Investor Relations Contact
Yijing Brentano

investors@gentherm.com
(248) 308-1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including:

▪

the COVID-19 pandemic and its direct and indirect adverse impacts on the automobile and medical industries, global supply chain and global economy, which had, and may continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, borrowing availability under the Company’s revolving credit facility, business operations, and stock price;

▪

the loss of any key suppliers, or any material delays in the supply chain of the Company or the OEMs and Tier 1s supplied by the Company, including resulting from a shortage of key components (such as the significant supply disruptions currently faced by the automotive industry, including relating to semiconductors);

▪	the Company’s failure to be in compliance with covenants under its debt agreements, which could result in the amounts outstanding thereunder being accelerated and becoming immediately due and payable;
▪	the Company’s ability to obtain additional financing by accessing the capital markets, which may not be available on acceptable terms or at all;
▪	the macroeconomic environment, including its impact on the automotive industry, which is cyclical;
▪	any significant declines or slower growth than anticipated in light vehicle production, and in particular in markets for electric vehicles;
▪	market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources;
▪	shifting customer preferences, including due to the evolving use of automobiles and technology;
▪	the Company’s ability to project future sales volumes, based on which the Company manages its business;
▪	reductions in new business awards, which were limited in 2020, and could be limited in the future, due to COVID-19, global supply chain challenges and related uncertainties;
▪	the Company’s ability to convert new business awards into product revenues;
▪	managing the Company’s growth effectively and to integrate successfully any recent business ventures, acquisitions, and strategic investments and alliances into the Company’s business;
▪	the loss or insolvency of any of the Company’s key customers;
▪	the impact of price downs in the ordinary course, or additional increased pricing pressures from the Company’s customers;
▪	the feasibility of Company’s development of new products on a timely, cost effective basis, or at all;
▪	security breaches and other disruptions to the Company’s IT systems;
▪	work stoppages impacting the Company, its suppliers or customers;
▪	changes in free trade agreements or the implementation of additional tariffs, and the Company’s ability to pass-through tariff costs;
▪	unfavorable changes to currency exchange rates;
▪	the Company’s ability to protect its intellectual property in certain jurisdictions;

▪	the Company’s ability to effectively implement ongoing restructuring and other cost-savings measures or realize the full amount of estimated savings; and
▪	compliance with, and increased costs related to, domestic and international regulations.

The foregoing risks should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this release does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Product revenues	$266,005	$136,061	$554,540	$364,674
Cost of sales	186,792	109,326	387,658	271,872
Gross margin	79,213	26,735	166,882	92,802
Operating expenses:
Net research and development expenses	18,227	15,341	35,830	33,101
Selling, general and administrative expenses	27,223	21,889	55,749	47,729
Restructuring expenses	2,091	(598)	2,882	3,168
Total operating expenses	47,541	36,632	94,461	83,998
Operating income (loss)	31,672	(9,897)	72,421	8,804
Interest expense, net	(630)	(1,361)	(1,669)	(2,109)
Foreign currency (loss) gain	(515)	(1,741)	258	(2,679)
Other income	12	2,882	3	3,146
Earnings (loss) before income tax	30,539	(10,117)	71,013	7,162
Income tax expense	5,748	205	13,313	5,611
Net income (loss)	$24,791	$(10,322)	$57,700	$1,551
Basic earnings (loss) per share	$0.75	$(0.32)	$1.75	$0.05
Diluted earnings (loss) per share	$0.74	$(0.32)	$1.72	$0.05
Weighted average number of shares – basic	33,100	32,580	33,025	32,635
Weighted average number of shares – diluted	33,544	32,580	33,469	32,869

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(In thousands)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Climate Control Seat	$98,229	$49,879	96.9%	$207,402	$132,407	56.6%
Seat Heaters	69,864	33,342	109.5%	146,585	97,874	49.8%
Steering Wheel Heaters	26,697	7,980	234.5%	55,561	27,215	104.2%
Automotive Cables	22,940	9,833	133.3%	47,221	31,973	47.7%
Battery Performance Solutions	17,577	6,653	164.2%	35,337	17,862	97.8%
Electronics	14,652	13,488	8.6%	29,757	23,864	24.7%
Other Automotive	5,146	3,211	60.3%	12,612	9,663	30.5%
Subtotal Automotive segment	255,105	124,386	105.1%	534,475	340,858	56.8%
Medical segment	10,900	11,675	(6.6)%	20,065	23,816	(15.7)%
Total Company	$266,005	$136,061	—	$554,540	$364,674	—

Foreign currency translation impact	11,113	—		21,992	—
Total Company, excluding foreign currency translation impact	$254,892	$136,061	87.3%	$532,548	$364,674	46.0%

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$24,791	$(10,322)	$57,700	$1,551
Add back:
Depreciation and amortization	9,628	9,847	19,323	20,000
Income tax expense	5,748	205	13,313	5,611
Interest expense	630	1,361	1,669	2,109
Adjustments:
Restructuring expense	2,091	(598)	2,882	3,168
Unrealized currency (gain) loss	(11)	1,609	(306)	2,374
Gain on sale of patents	—	(1,978)	—	(1,978)
Acquisition expenses	844	—	958	—
Adjusted EBITDA	$43,721	$124	$95,539	$32,835

Product revenues	$266,005	$136,061	$554,540	$364,674
Adjusted EBITDA %	16.4%	0.1%	17.2%	9.0%

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt and Revenue excluding the impact of foreign currency translation, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives.  The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines Revenue excluding the impact of foreign currency translation as revenue, less the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated July 29, 2021.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measures, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods.

GENTHERM INCORPORATED

ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$24,791	$(10,322)	$57,700	$1,551
Non-cash purchase accounting impact	2,050	2,141	4,100	4,284
Restructuring expenses	2,091	(598)	2,882	3,168
Unrealized currency (gain) loss	(11)	1,609	(306)	2,374
Gain on sale of patents	—	(1,978)	—	(1,978)
Acquisition expenses	844	—	958	—
Tax effect of above	(1,311)	(619)	(1,991)	(2,329)
Adjusted net income (loss)	$28,454	$(9,767)	$63,343	$7,070

Weighted average shares outstanding:
Basic	33,100	32,580	33,025	32,635
Diluted	33,544	32,580	33,469	32,869

Earnings (loss) per share, as reported:
Basic	$0.75	$(0.32)	$1.75	$0.05
Diluted	$0.74	$(0.32)	$1.72	$0.05
Adjusted earnings (loss) per share:
Basic	$0.86	$(0.30)	$1.92	$0.22
Diluted	$0.85	$(0.30)	$1.89	$0.22

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$186,863	$268,345
Accounts receivable, net	198,225	211,672
Inventory:
Raw materials	80,208	68,362
Work in process	9,369	8,247
Finished goods	48,669	45,792
Inventory, net	138,246	122,401
Other current assets	35,668	41,188
Total current assets	559,002	643,606
Property and equipment, net	155,439	152,581
Goodwill	66,710	68,024
Other intangible assets, net	41,009	46,421
Operating lease right-of-use assets	26,195	30,642
Deferred income tax assets	72,558	73,912
Other non-current assets	12,960	7,653
Total assets	$933,873	$1,022,839
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$115,096	$116,043
Current lease liabilities	6,046	6,032
Current maturities of long-term debt	2,500	2,500
Other current liabilities	83,500	81,409
Total current liabilities	207,142	205,984
Long-term debt, less current maturities	45,794	189,934
Non-current lease liabilities	21,275	24,233
Pension benefit obligation	7,644	8,163
Other non-current liabilities	6,808	8,194
Total liabilities	$288,663	$436,508
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 33,145,066 and 32,921,341 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	132,742	121,073
Paid-in capital	6,162	7,458
Accumulated other comprehensive loss	(24,176)	(14,982)
Accumulated earnings	530,482	472,782
Total shareholders’ equity	645,210	586,331
Total liabilities and shareholders’ equity	$933,873	$1,022,839

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities:
Net income	$57,700	$1,551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,571	20,488
Deferred income taxes	(225)	(913)
Non-cash stock based compensation	6,199	3,909
Change in defined benefit pension plans	(669)	(278)
Loss on disposition of property and equipment	496	339
Operating lease expense	4,629	3,490
Gain on sale of patents	—	(1,978)
Changes in assets and liabilities:
Accounts receivable, net	11,647	38,410
Inventory	(17,211)	5,292
Other assets	3,986	2,888
Accounts payable	(289)	(17,753)
Other liabilities	(1,472)	(5,218)
Net cash provided by operating activities	84,362	50,227
Investing Activities:
Purchases of property and equipment	(20,669)	(7,500)
Acquisition of intangible assets	—	(3,141)
Proceeds from the sale of patents and property and equipment	10	1,061
Cost of technology investment	(5,200)	—
Net cash used in investing activities	(25,859)	(9,580)
Financing Activities:
Borrowing of debt	—	201,193
Repayments of debt	(143,731)	(81,830)
Cash paid for the repurchase of Common Stock	—	(9,092)
Proceeds from the exercise of Common Stock options	6,292	6,178
Cash paid for the cancellation of restricted stock	(2,117)	(471)
Acquisition contingent consideration payment	(69)	—
Net cash (used in) provided by financing activities	(139,625)	115,978
Foreign currency effect	(360)	2,102
Net (decrease) increase in cash, cash equivalents and restricted cash	(81,482)	158,727
Cash, cash equivalents and restricted cash at beginning of period	268,345	52,948
Cash, cash equivalents and restricted cash at end of period	$186,863	$211,675
Supplemental disclosure of cash flow information:
Cash paid (refund) for taxes	$8,563	$(3,117)
Cash paid for interest	$1,455	$1,967

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